Exhibit 10.1

ADVISORY AGREEMENT

BETWEEN

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

AND

LIGHTSTONE REAL ESTATE INCOME LLC

Dated as of March 4, 2015

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24.	MODIFICATION	22

25.	SEVERABILITY	22

26.	GOVERNING LAW	22

27.	ENTIRE AGREEMENT	22

28.	NO WAIVER	22

29.	PRONOUNS AND PLURALS	22

30.	HEADINGS	23

31.	EXECUTION IN COUNTERPARTS	23

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ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT, dated as of March 4, 2015 (this “Agreement”), is entered into between Lightstone Real Estate Income Trust Inc., a Maryland corporation (the “Company”) and Lightstone Real Estate Income LLC, a Delaware limited liability company.

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with the Maryland General Corporation Law and intends to qualify as a REIT (as defined below);

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of the Advisor (as defined below) and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below:

“2%/25% Guidelines” has the meaning set forth in Section 13.

“Acquisition Expenses” has the meaning set forth in the Articles of Incorporation.

“Acquisition Fee” means the fee payable to the Advisor or its Affiliates pursuant to Section 10(a).

“Advisor” means Lightstone Real Estate Income LLC, a Delaware limited liability company, any successor advisor to the Company, or any Person to which Lightstone Real Estate Income LLC or any successor advisor subcontracts all or substantially all its functions. Notwithstanding the foregoing, a Person hired or retained by Lightstone Real Estate Income LLC to perform property management and related services for the Company that is not hired or retained to perform substantially all the functions of Lightstone Real Estate Income LLC with respect to the Company as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” has the meaning set forth in the Articles of Incorporation.

“Agreement” has the meaning set forth at the head of this Agreement, and such term shall include any amendment or supplement hereto from time to time.

“Annual Subordinated Performance Fee” means the fees payable to the Advisor or its assignees pursuant to Section 10(e).

“Articles of Incorporation” means the charter of the Company, as amended or supplemented from time to time.

“Asset Management Fee” means the fees payable to the Advisor pursuant to Section 10(d).

“Asset Sale” means any transaction or series of transactions resulting in a liquidation or the sale of all or substantially all the Investments and the distribution of the Net Sales Proceeds therefrom to the holders of Common Shares whereby: (a) the Company directly or indirectly sells, grants, transfers, conveys or relinquishes its direct or indirect ownership of or interest in (i) any real estate asset, including through any event with respect to any real estate asset that gives rise to a significant amount of insurance proceeds or condemnation awards, (ii) any Joint Venture, (iii) any Real Estate-Related Loan or portion thereof (including all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments), including through any event with respect to any Real Estate-Related Loan or portion thereof that gives rise to a significant amount of insurance proceeds or similar awards, or (iv) any other Investment not previously described in this definition, or any portion thereof; or (b) any Joint Venture directly or indirectly sells, grants, transfers, conveys or relinquishes its direct or indirect ownership of or interest in any Investment described in this definition, or any portion thereof.

“Average Invested Assets” has the meaning set forth in the Articles of Incorporation. For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Business Day” means any day on which the New York Stock Exchange is open for trading.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or grossly negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

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“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a Sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares” means shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth at the head of this Agreement.

“Competitive Real Estate Commission” has the meaning set forth in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company for the Sale of an Investment.

“Cost of Assets” means the amount funded by the Company for Investments, including expenses and any financing attributable to such Investments, less any principal received by the Company for such Investments.

“Dealer Manager” means the Person(s) selected by the Board of Directors to act as the dealer manager for an Offering.

“Director” means a member of the Board of Directors.

“Disposition Fee” means the fee payable to the Advisor or any of its Affiliates pursuant to Section 10(c).

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“Distributions” has the meaning set forth in the Articles of Incorporation.

“Excess Amount” has the meaning set forth in Section 13.

“Exchange Act” has the meaning set forth in the definition of “Change of Control.”

“Funding Amount” has the meaning set forth in the Articles of Incorporation.

“Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company.

“Gross Proceeds” has the meaning set forth in the Articles of Incorporation.

“include,” “includes” and “including” shall be construed as if followed by the phrase “without limitation.”

“Indemnitee” has the meaning set forth in Section 21(a).

“Independent Director” has the meaning set forth in the Articles of Incorporation.

“Invested Capital” has the meaning set forth in the Articles of Incorporation.

“Investment” has the meaning set forth in the Articles of Incorporation.

“Investment Company Act” has the meaning set forth in Section 3(w).

“Investment Liquidity Event” means: (a) an Asset Sale; or (b) a Merger.

“Joint Venture” means any joint venture or partnership or other similar arrangement in which the Company or any of its subsidiaries is a co-venturer, member or partner, which is established to originate, acquire or hold Investments.

“Listing” means the listing of the Common Shares or any other securities into or for which the Common Shares are converted or exchanged on a national securities exchange, or the inclusion of the Common Shares for trading in the over-the-counter market.

“Loan” means any indebtedness or obligation in respect of borrowed money or evidenced by a bond, note, debenture, deed of trust, letter of credit or similar instrument, including any mortgage or mezzanine loan.

“Market Value” means: (a) in the case of a Listing, the weighted average closing price per Common Share over the Measurement Period multiplied by the number of Common Shares outstanding on the day trading first commences or commenced upon a Listing; (b) in the case of a Merger, the value accorded to one Common Share in the applicable transaction documents governing the Merger multiplied by the number of Common Shares outstanding immediately prior to the effective time of the Merger; and (c) in the case of an Asset Sale, the Net Sales Proceeds distributed to the holders of Common Shares. Notwithstanding (a), if a definitive agreement relating to a Merger or an Asset Sale shall be entered into after a Listing, but before the Measurement Period shall be completed, then Market Value shall be determined according to (b) or (c), as applicable.

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“Measurement Period” means the period beginning one hundred eighty (180) calendar days after a Listing, and continuing for a period of thirty (30) consecutive trading days.

“Merger” means any merger, reorganization, business combination, share exchange or acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all the Common Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the holders of Common Shares receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Common Shares.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

“Net Income” has the meaning set forth in the Articles of Incorporation.

“Net Sales Proceeds” has the meaning set forth in the Articles of Incorporation.

“Notice” has the meaning set forth in Section 23.

“Offering” means a public offering of Shares pursuant to a Prospectus.

“Organization and Offering Expenses” means all costs and expenses to be paid by the Company in connection with the formation of the Company and an Offering, including (i) the Company’s legal, accounting, printing, mailing and filing fees, (ii) charges of the Company’s escrow agent, (iii) reimbursements to the Dealer Manager and participating broker-dealers for due diligence expenses set forth on detailed and itemized invoices, (iv) amounts to reimburse the Advisor for its portion of the salaries of the employees of its Affiliates who provide services to the Advisor, and (v) other costs in connection with administrative oversight of such Offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

“Person” has the meaning set forth in the Articles of Incorporation.

“Primary Offering” means the portion of an Offering other than the offering of Common Shares pursuant to the Company’s distribution reinvestment program.

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Real Estate-Related Loan” means any investment in mortgage loans and other types of real estate-related debt financing, including mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company, directly, through one or more subsidiaries or through a Joint Venture.

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“REIT” has the meaning set forth in the Articles of Incorporation.

“Sale” has the meaning set forth in the Articles of Incorporation.

“Securities Act” means the Securities Act of 1933, as amended. “Shares” has the meaning set forth in the Articles of Incorporation.

“Sponsor” means The Lightstone Group, LLC, a New Jersey limited liability company.

“Stockholder” means a holder of record of the Shares, as maintained on the books and records of the Company or its transfer agent.

“Subordinated Fee upon Termination” means the fee payable to the Advisor pursuant to Section 10(h).

“Subordinated Incentive Listing Fee” means the fee payable to the Advisor pursuant to Section 10(g).

“Subordinated Participation in Net Sales Proceeds” means the fee payable to the Advisor pursuant to Section 10(f).

“such as” shall be construed as if followed by the phrase “without limitation.”

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” has the meaning set forth in the Articles of Incorporation. The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

2.          APPOINTMENT. The Company hereby appoints the Advisor to serve as its advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

3.          DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to find, evaluate, present and recommend to the Company investment opportunities consistent with the Company’s investment policies and objectives as adopted from time to time by the Board. In its performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation and the Bylaws, the Advisor, either directly or indirectly, shall, among other duties:

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(a)          exercise absolute discretion, subject to the Board’s review, in decisions to originate, acquire, retain or sell Investments; provided, that the Advisor may originate or acquire on behalf of the Company any Investment with purchase price that is less than $15,000,000 without the prior approval of the Board (other than an Investment originated or acquired from the Advisor, a Director, the Sponsor or their Affiliates, in which case the approval of the Independent Directors will be required) if and to the extent that:

(i)          the proposed origination or acquisition would not, if consummated, violate or conflict with the Company’s investment objectives;

(ii)         the proposed origination or acquisition would not, if consummated, violate the limitations on borrowing set forth in the Articles of Incorporation; and

(iii)        the consideration proposed to be paid for such Investment does not exceed the fair market value of such Investment, as determined by a qualified independent valuer selected in good faith by the Advisor and acceptable to the

Independent Directors;

(b)          provide daily management for the Company and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company;

(c)          investigate, select and, on behalf of the Company, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, property managers, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company with any of the foregoing);

(d)          consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of Investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

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(e)          subject to the provisions of Section 4, (i) present a continuing and suitable investment program to the Board that is consistent with the Company’s investment policies and objectives; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which originations, acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend originations, acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the Sale of, or otherwise deal with, Investments; (vi) perform all operational functions for the maintenance and administration of Investments, including, with respect to Real Estate-Related Loans, servicing; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (x) manage accounting and other recordkeeping functions for the Company, including generating an annual budget for the Company; (xi) recommend various liquidity events to the Board when appropriate; and (xii) source and structure Real Estate-Related Loans (if the Company retains the servicing rights, the Advisor or one of its Affiliates will service the Real Estate-Related Loan or select a third-party provider to do so);

(f)          upon request, provide the Board with periodic reports regarding prospective Investments;

(g)          make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h)          perform a diligence review on each Investment prior to the closing thereof;

(i)           negotiate on behalf of the Company with banks or other lenders for Loans to be made to the Company or any of its subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company or any of its subsidiaries, or negotiate private sales of Common Shares or obtain Loans for the Company or any of its subsidiaries, but in no event in such a manner that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or any of its subsidiaries;

(j)          obtain reports (which may be, but are not required to be, prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated Investments of the Company;

(k)          from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(l)           provide the Company with all necessary cash management services;

(m)          deliver to, or maintain on behalf of, the Company copies of all valuation reports;

(n)           notify the Board of all proposed material transactions before they are completed;

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(o)          effect any private placement of tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(p)          perform investor relations and Stockholder communications functions for the Company;

(q)          render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

(r)          maintain the Company’s accounting and other records and assist the Company in preparing, reviewing and filing all reports and returns required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(s)          do all things reasonably necessary to assure its ability to render the services described in this Agreement;

(t)          make decisions regarding marketing methods with respect to the initial public Offering, the termination or extension of the initial public Offering, the initiation of a follow-on Offering, mergers and other Change of Control transactions and certain significant press releases;

(u)          periodically review each Investment to determine the optimal time to sell the Investment and generate a strong return;

(v)         administer the Company’s share repurchase program and, in connection therewith, consider various factors in determining the amount of liquid assets the Company should maintain, including but not limited to the Company’s receipt of proceeds from sales of additional Common Shares, the Company’s cash flow from operations, available borrowing capacity under a line of credit, if any, the Company’s receipt of proceeds from any asset sale, and the use of cash to fund repurchases;

(w)          continually review the Company’s investment activity to attempt to ensure that the Company will not be regulated as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(x)          continuously monitor the Company’s capital needs and the amount of available liquid assets relative to the Company’s current business, as well as the volume of repurchase requests relative to the sales of new Common Shares.

Notwithstanding the foregoing or anything else that may be to the contrary in this Agreement, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 3.

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4.          AUTHORITY OF ADVISOR.

(a)          Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b)          If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(c)          The Board may, at any time upon the giving of Notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

5.          FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company pursuant to this Agreement, has a fiduciary responsibility and duty to the Company and the Stockholders.

6.          NO PARTNERSHIP OR JOINT VENTURE. The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.          BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve; provided, that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

8.          RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company.

9.          LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

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10.         FEES.

(a)          Acquisition Fee. Subject to Section 10(b), the Company will pay to the Advisor or its Affiliates one percent (1%) of the Funding Amount with respect to each Investment originated or acquired. The Company shall pay to the Advisor or its Affiliates the Acquisition Fee promptly upon the closing of the Investment. If the Advisor is terminated without Cause pursuant to Section 17(a), the Advisor or its Affiliates shall be entitled to an Acquisition Fee for any Investments originated or acquired after the Termination Date for which a contract to originate or acquire any such Investment had been entered into at or prior to the Termination Date. In the case of an Investment made through a Joint Venture, the Acquisition Fee shall be calculated based on the direct or indirect ownership percentage in the Joint Venture held by the Company. For purposes of this Section 10(a), “ownership percentage” means the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company, without regard to classification of such equity interests. Notwithstanding anything to the contrary in this Section 10(a), no Acquisition Fee shall be payable with respect to any transaction between the Company and the Sponsor, any affiliate of the Sponsor or any program sponsored by the Sponsor.

(b)          Limitation on Total Acquisition Fees and Acquisition Expenses; Reinvestments. In no event will the total of all Acquisition Fees and Acquisition Expenses payable with respect to a particular Investment be unreasonable or exceed five percent (5%) of the Funding Amount. In addition, subject to the final sentence of Section 10(a), if during the period ending two years after the close of the initial Offering and any follow-on Offering, the Company sells an Investment and then reinvests in other Investments, the Company will pay to the Advisor or its Affiliates, as applicable, any Acquisition Fees in respect of such other Investments, and will reimburse the Advisor for any Acquisition Expenses in respect of such other Investments of the Advisor or any of its Affiliates; provided, however, that in no event shall the total of all Acquisition Fees and Acquisition Expenses payable in respect of such reinvestment be unreasonable or exceed five percent (5%) of the Funding Amount. Notwithstanding anything to the contrary in this Section 10(b), a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of the limits set forth in this Section 10(b) if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

(c)          Disposition Fee. For substantial services in connection with the Sale of an Investment, the Company will pay the Advisor or any of its Affiliates a Disposition Fee equal to up to one percent (1%) of the Contract Sales Price of each Investment sold; provided, however, that the disposition fees paid to the Advisor, its Affiliates and non-Affiliates in respect of such Investment shall not exceed the lesser of six percent (6%) of the Contract Sales Price or the Competitive Real Estate Commission in respect of such Investment. The Independent Directors will determine whether the Advisor or its Affiliates have provided a substantial amount of services to the Company in connection with the Sale of an Investment. A substantial amount of services in connection with the Sale of an Investment includes the preparation by the Advisor or its Affiliates of an investment package for the Investment (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the Advisor or its Affiliates in connection with a Sale. The Company will not pay a Disposition Fee upon the Sale of any securities traded on a national securities exchange or included for trading in the over-the-counter market. The Company will not pay a Disposition Fee upon the maturity, prepayment, workout, modification or extension of a debt Investment unless a corresponding fee is paid by the borrower, in which case the Disposition Fee will be the lesser of: (i) 1% of the principal amount of the debt prior to such transaction; and (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of debt, the Company will pay a Disposition Fee upon the Sale of such property.

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(d)          Asset Management Fee. The Company shall pay the Advisor or its assignees a monthly fee equal to one-twelfth (1/12) of one percent (1%) of the Cost of Assets, calculated and payable on the first Business Day of each month.

(e)          Annual Subordinated Performance Fee. The Company shall pay the Advisor an Annual Subordinated Performance Fee calculated on the basis of the Company’s annual return to holders of Common Shares, payable annually in arrears in any year in which holders of Common Shares receive payment of an eight percent (8%) annual cumulative, pre-tax, non-compounded return on their respective pro rata shares of Invested Capital, in an amount equal to fifteen percent (15%) of the amount in excess of such eight percent (8%) annual return; provided, however, that the Annual Subordinated Performance Fee shall not exceed ten percent (10%) of the aggregate return for such year; and provided further, however, that the Annual Subordinated Performance Fee will not be paid unless holders of Common Shares receive a return of their respective pro rata shares of Invested Capital. The Annual Subordinated Performance Fee shall be payable only from Net Sales Proceeds.

(f)          Subordinated Participation in Net Sales Proceeds. Upon an Investment Liquidity Event, the Company shall pay the Advisor, in one or more payments solely out of Net Sales Proceeds, an amount equal to (i) fifteen percent (15%) of the amount, if any, by which (A) the sum of (I) the Market Value, plus (II) total distributions attributable to Net Sales Proceeds paid through the date the Investment Liquidity Event is consummated on Common Shares issued in all Offerings through such date, exceeds (B) the sum of (I) the Gross Proceeds raised in all Offerings through the date the Investment Liquidity Event is consummated (less amounts paid on or prior to such date to purchase or redeem any Common Shares purchased in an Offering pursuant to the Company’s share repurchase program), plus (II) the minimum amount of cash that, if distributed to those Stockholders who purchased Common Shares in an Offering on or prior to the date the Investment Liquidity Event is consummated, would have provided such Stockholders an eight percent (8%) annual cumulative, pre-tax, non-compounded return on the Gross Proceeds raised in all Offerings through the date the Investment Liquidity Event is consummated, measured for the period from inception through the date the Investment Liquidity Event is consummated, less (ii) any prior payments to the Advisor of the Annual Subordinated Performance Fee. The Subordinated Participation in Net Sales Proceeds will only be paid to the Advisor if this Agreement has not been terminated by the Company or the Advisor prior to the date the Investment Liquidity Event is consummated.

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(g)          Subordinated Incentive Listing Fee. Upon a Listing, the Company shall pay the Advisor, in one or more payments solely out of Net Sales Proceeds, an amount equal to (i) fifteen percent (15%) of the amount, if any, by which (A) the sum of (I) the Market Value, plus (II) total distributions attributable to Net Sales Proceeds paid through the date of Listing on Common Shares issued in all Offerings through such date, exceeds (B) the sum of (I) the Gross Proceeds raised in all Offerings through the date of Listing (less amounts paid on or prior to such date to purchase or redeem any Common Shares purchased in an Offering pursuant to the Company’s share repurchase program), plus (II) the minimum amount of cash that, if distributed to those Stockholders who purchased Common Shares in an Offering on or prior to the date of Listing, would have provided such Stockholders an eight percent (8%) annual cumulative, pre- tax, non-compounded return on the Gross Proceeds raised in all Offerings through the date of Listing, measured for the period from inception through the date of Listing, less (ii) any prior payments to the Advisor of the Subordinated Participation in Net Sales Proceeds or the Annual Subordinated Performance Fee, as applicable. The Subordinated Incentive Listing Fee will only be paid to the Advisor if this Agreement has not been terminated by the Company or the Advisor prior to the date of Listing.

(h)          Subordinated Fee upon Termination. Upon termination or non-renewal of this Agreement with or without Cause, the Company shall pay the Advisor, in one or more payments solely out of Net Sales Proceeds, an amount equal to (i) fifteen percent (15%) of the amount, if any, by which (A) the sum of (I) the estimated market value (determined by the Company in accordance with the Company’s valuation policy) of the Investments on the Termination Date, less (II) any Loans secured by such Investments and any unsecured Loans, plus or minus (III) any working capital surplus or deficit, as applicable, plus (IV) total distributions attributable to Net Sales Proceeds paid through the Termination Date on Common Shares issued in all Offerings through the Termination Date, exceeds (B) the sum of (I) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the Termination Date to purchase or redeem any Common Shares purchased in an Offering pursuant to the Company’s share repurchase program), plus (II) the minimum amount of cash that, if distributed to those Stockholders who purchased Common Shares in an Offering on or prior to the Termination Date, would have provided such Stockholders an eight percent (8%) annual cumulative, pre-tax, non-compounded return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception through the Termination Date, less (ii) any prior payments to the Advisor of the Subordinated Participation in Net Sales Proceeds or the Annual Subordinated Performance Fee, as applicable; provided, however, that the Subordinated Fee upon Termination will not be paid unless holders of Common Shares receive a return of their respective pro rata shares of Invested Capital. In addition, on the Termination Date, the Advisor may elect to defer its right to receive a Subordinated Fee upon Termination until either a Listing or an Investment Liquidity Event occurs.

(i)          Coordination.

(i)          The Advisor shall not be entitled to earn both the Subordinated Participation in Net Sales Proceeds and the Subordinated Incentive Listing Fee. Any portion of the Subordinated Participation in Net Sales Proceeds that the Company shall pay to the Advisor prior to a Listing shall offset any amount of the Subordinated Incentive Listing Fee otherwise payable by the Company to the Advisor. If the Advisor receives the Subordinated Fee upon Termination, the Advisor shall not be entitled to any further payment of the Subordinated Participation in Net Sales Proceeds or the Subordinated Incentive Listing Fee.

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(ii)         Upon a Listing, any previous payments by the Company to the Advisor of the Subordinated Participation in Net Sales Proceeds shall offset any amount of the Subordinated Incentive Listing Fee otherwise payable by the Company to the Advisor, and the Advisor shall not be entitled to any further payment of the Subordinated Participation in Net Sales Proceeds or the Subordinated Fee upon Termination.

(iii)        If the Advisor elects to defer its right to receive a Subordinated Fee upon Termination and there is a subsequent Listing, then the Advisor shall be entitled to receive a Subordinated Fee upon Termination, payable in one or more payments solely out of Net Sales Proceeds, in an amount equal to (A) fifteen percent (15%) of the amount, if any, by which (I) the sum of (x) the Market Value, plus (y) total distributions attributable to Net Sales Proceeds paid through the date of Listing on Common Shares issued in all Offerings through the Termination Date, exceeds (II) the sum of (x) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the date of Listing to purchase or redeem any Common Shares purchased in an Offering on or prior to the Termination Date pursuant to the Company’s share repurchase program), plus (y) the minimum amount of cash that, if distributed to those Stockholders who purchased Common Shares in an Offering on or prior to the Termination Date, would have provided such Stockholders an eight percent (8%) annual cumulative, pre-tax, non-compounded return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception through the date of Listing, less (B) any prior payments to the Advisor of the Subordinated Participation in Net Sales Proceeds, the Subordinated Incentive Listing Fee or the Annual Subordinated Performance Fee, as applicable; provided, however, that the Subordinated Fee upon Termination will not be paid unless holders of Common Shares receive a return of their respective pro rata shares of Invested Capital.

(iv)        If the Advisor elects to defer its right to receive a Subordinated Fee upon Termination and there is a subsequent Investment Liquidity Event, then the Advisor shall be entitled to receive a Subordinated Fee upon Termination, payable in one or more payments solely out of Net Sales Proceeds, in an amount equal to (A) fifteen percent (15%) of the amount, if any, by which (I) the sum of (x) the Market Value, plus (y) total distributions attributable to Net Sales Proceeds paid through the date the Investment Liquidity Event is consummated on Common Shares issued in all Offerings through the Termination Date, exceeds (II) the sum of (x) the Gross Proceeds raised in all Offerings through the Termination Date (less amounts paid on or prior to the date the Investment Liquidity Event is consummated to purchase or redeem any Common Shares purchased in an Offering on or prior to the Termination Date pursuant to the Company’s share repurchase program), plus (y) the minimum amount of cash that, if distributed to those Stockholders who purchased Common Shares in an Offering on or prior to the Termination Date, would have provided such Stockholders an eight percent (8%) annual cumulative, pre-tax, non-compounded return on the Gross Proceeds raised in all Offerings through the Termination Date, measured for the period from inception through the date the Investment Liquidity Event is consummated, less (B) any prior payments to the Advisor of the Subordinated Participation in Net Sales Proceeds or the Annual Subordinated Performance Fee, as applicable; provided, however, that the Subordinated Fee upon Termination will not be paid unless holders of Common Shares receive a return of their respective pro rata shares of Invested Capital.

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11.         EXPENSES.

(a)          In addition to the compensation paid to the Advisor pursuant to Section 10, the Company shall pay directly or reimburse the Advisor for all the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company pursuant to this Agreement, including the following:

(i)          Organization and Offering Expenses (including third-party due diligence fees related to a Primary Offering, as set forth in detailed and itemized invoices);

(ii)         Acquisition Expenses, subject to the limitations set forth in Section10(b);

(iii)        the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)        interest and other costs for Loans, including discounts, points and other similar fees;

(v)         taxes and assessments on income of the Company or Investments;

(vi)        costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)       expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-Affiliated Person;

(viii)      all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)         expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees;

(x)          expenses connected with payments of Distributions;

(xi)         expenses of organizing, revising, amending, converting, modifying or terminating the Company or any subsidiary thereof or the Articles of Incorporation, Bylaws or governing documents of the Company or any subsidiary of the Company;

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(xii)        expenses of maintaining communications with Stockholders, including the cost of preparing, printing and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)       administrative service expenses, including all costs and expenses incurred by the Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, however, that no reimbursement shall be made for (A) services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee or (B) the salaries and benefits of the Company’s named executive officers; and

(xiv)      audit, accounting and legal fees.

(b)          Commencing twelve (12) months after the commencement of the initial Offering, the Company will reimburse the Advisor’s costs of providing administrative services at the end of each fiscal quarter, subject to the limitation set forth in Section 13, and provided, that the initial Offering has first broken escrow.

12.         OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than as set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.         REIMBURSEMENTS. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses incurred by the Advisor for the four consecutive fiscal quarters then ended exceed (the “Excess Amount”) the greater of two percent (2%) of Average Invested Assets and twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor based on such unusual and non-recurring factors that the Independent Directors deem sufficient, there shall be sent to the holders of Common Shares a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. If the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation at the end of the twelve-month period the amount by which the expenses exceeded the 2%/25% Guidelines.

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14.         OTHER ACTIVITIES OF THE ADVISOR.

(a)          Except as set forth in this Section 14, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement; and provided, further, however, that before the Advisor and all Persons controlled by the Advisor may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such opportunity to the Company if (i) such opportunity is compatible with the Company’s investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and (iii) the Company has the financial resources to take advantage of such opportunity. The Advisor may, with respect to any Investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

(b)          If an investment opportunity becomes available that is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are Affiliated for which both entities have sufficient uninvested funds, and the requirements of the second proviso in Section 14(a) have been satisfied, then the entity that has had uninvested funds for the longest period of time will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the origination or acquisition both on diversification of each entity’s investments, the policy of each entity relating to leverage, the anticipated cash flow of each entity, the income tax effects of the origination or acquisition to each entity, the size of the investment, the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the origination or acquisition, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, then the Advisor may determine that the other entity Affiliated with the Advisor or its Affiliates will make the investment. It shall be the duty of the Board, including the Independent Directors, to ensure that the method used by the Advisor for the allocation of investment opportunities among two or more affiliated programs seeking to originate or acquire similar types of Investments is applied fairly to the Company.

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15.         THE LIGHTSTONE NAME. The Advisor and its Affiliates have or may have a proprietary interest in the name “Lightstone.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in the name “Lightstone,” a non- transferable, non-assignable, non-exclusive, royalty-free right and license to use the name “Lightstone” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve any use by the Company of the name “Lightstone,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of a written request from the Advisor, cease to conduct business under or use the name “Lightstone” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Lightstone” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company also will make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “Lightstone.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having the name “Lightstone” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the name “Lightstone” licensed hereunder or the use thereof (including as to whether the use of the name “Lightstone” will be free from infringement of the intellectual property rights of third parties). Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the name “Lightstone.”

16.         TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof. Thereafter, the term may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

17.         TERMINATION BY THE PARTIES. This Agreement may be terminated upon sixty (60) days’ prior written Notice (a) by the Independent Directors of the Company or the Advisor, without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control; provided, that termination of this Agreement with Cause shall be upon forty-five (45) days’ prior written Notice. The provisions of Sections 15 and 19 through 31 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.

18.         ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a Person which is a successor to all the assets, rights and obligations of the Company, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

19.         PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)          Amounts Owed. After the Termination Date, the Advisor shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all its interest in the Company’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s interest, subject to the 2%/25% Guidelines to the extent applicable.

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(b)          Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i)          pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)         deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)        deliver to the Board all assets, including all Investments, and documents of the Company then in the custody of the Advisor; and

(iv)        cooperate with the Company and the Board and take all reasonable steps requested to provide an orderly transition of the advisory function.

20.         INCORPORATION OF THE ARTICLES OF INCORPORATION. To the extent that the Articles of Incorporation impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein. To the extent that a provision of the Articles of Incorporation conflicts with a provision of this Agreement, the provision of the Articles of Incorporation shall prevail.

21.         INDEMNIFICATION BY THE COMPANY.

(a)          The Company shall indemnify and hold harmless the Advisor and every Affiliate of the Advisor (collectively, the “Indemnitees,” and each, an “Indemnitee”), from all liabilities, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liabilities, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York or the Articles of Incorporation. Notwithstanding the foregoing, the Company shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall the Company provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all the following conditions are met:

(i)          the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company;

(ii)         the Indemnitee was acting on behalf of, or performing services for, the Company;

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(iii)        such liability or loss was not the result of negligence or misconduct by the Indemnitee; and

(iv)        such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

(b)          Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions is met:

(i)          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)         such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)        a court of competent jurisdiction has approved a settlement of the claims against the Indemnitee and found that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority of a jurisdiction in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c)          In addition, the advancement of the Company’s funds to an Indemnitee for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)          the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii)         the Indemnitee provides the Company with a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

(iii)        the legal proceeding is initiated by a third party who is not a Stockholder or, if the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such, a court of competent jurisdiction approves such advancement; and

(iv)        the Indemnitee provides the Company with a written undertaking to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that such Indemnitee is not entitled to indemnification.

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22.         INDEMNIFICATION BY THE ADVISOR. The Advisor shall indemnify and hold harmless the Company from all liabilities, claims, damages or losses, and related expenses, including reasonable attorneys’ fees, to the extent that such liabilities, claims, damages or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

23.         NOTICES. Unless some other method of giving Notice is required by the Articles of Incorporation or the Bylaws, any notice, report, approval, waiver or other communication (each, a “Notice”) required or permitted to be given hereunder shall be in writing and shall be sent by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	Lightstone Real Estate Income Trust Inc.
1985 Cedar Bridge Avenue
Suite 1
Lakewood, New Jersey 08701
	Attention:	Joseph E. Teichman, Esq.
General Counsel and Secretary

with copies to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
	Attention:	Peter M. Fass, Esq.

Proskauer Rose LLP
Three First National Plaza
70 West Madison, Suite 3800
Chicago, IL 60602
	Attention:	Michael J. Choate. Esq.

To the Advisor:	Lightstone Real Estate Income LLC
1985 Cedar Bridge Avenue
Suite 1
Lakewood, New Jersey 08701
	Attention:	Joseph E. Teichman, Esq.
General Counsel and Secretary

with copies to:

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Proskauer Rose LLP Eleven Times Square
New York, New York 10036
Attention:	Peter M. Fass, Esq.

Proskauer Rose LLP
Three First National Plaza
70 West Madison, Suite 3800
Chicago, IL 60602
Attention:	Michael J. Choate. Esq.

Either party may at any time give Notice in writing to the other party of a change in its address for the purposes of this Section 23. Each Notice shall be deemed given and effective upon actual receipt (or refusal of receipt).

24.         MODIFICATION. This Agreement shall not be amended, supplemented, terminated or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

25.         SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

26.         GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

27.         ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

28.         NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

29.         PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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30.         HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are to be used in the construction or interpretation hereof.

31.         EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

Remainder of page intentionally left blank

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

By:	/S/ David Lichtenstein
Name: David Lichtenstein
Title: Chief Executive Officer

LIGHTSTONE REAL ESTATE INCOME LLC

By:	/S/ David Lichtenstein
Name: David Lichtenstein
Title: Chief Executive Officer

Lightstone Real Estate Income Trust Inc. -Advisory Agreement